Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of INVO Bioscience, Inc. of our report dated March 30, 2021, relating to the financial statements of INVO Bioscience, Inc., which appears in its Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ M&K CPAS LLC          .

M&K CPAS LLC

Houston, Texas April 7, 2021